Exhibit 99.1

Annex II
Form of Master ATM Forward Confirmation
Date:  [*], 202[*]

To:	W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, New York 10001
Attention: Managing Director of Strategy & Capital Markets
From:  [DEALER NAME AND NOTICE INFORMATION]
Ladies and Gentlemen:
The purpose of this letter agreement (this “Master Confirmation”) is to confirm the terms and conditions of certain forward transactions to be entered into from time to time (each, a “Transaction” and, collectively, the “Transactions”) between [DEALER NAME] (“Dealer”) [, through its agent [AGENT NAME] (the “Agent”)]1 [its affiliate, is acting as agent for each Transaction solely in connection with Rule 15a-6 of the Exchange Act (as defined herein)]2 and W. P. Carey Inc. ( “Counterparty”) as contemplated in the Equity Sales Agreement, dated as of May 1, 2025, as may be amended from time to time, among the Dealer, Counterparty and the other parties thereto (the “Sales Agreement”). Each Transaction will be evidenced by a supplemental confirmation substantially in the form of Annex A hereto with a Trade Date specified therein (each, a “Supplemental Confirmation”, and, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below). [Dealer is not a member of the Securities Investor Protection Corporation. Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]3
The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into each Confirmation.
Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into any Transaction to which a Confirmation relates on the terms and conditions set forth below.
1 NTD: Include for Barclays.

2 NTD: Include for BMO

3 NTD: Include for Barclays.

1.Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which such Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in such Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer and Counterparty as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b)(i) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’] [members’] equity of [Dealer][[*] (“Dealer Parent”)]4 and (ii) the “Threshold Amount” with respect to Counterparty were equal to the “Credit Agreement Threshold Amount”, (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business and obligations with respect to which recourse for payment is limited to specific assets encumbered by a lien securing such obligations. For purposes of the foregoing, “Credit Agreement Threshold Amount” means the USD amount specified in the definition of “Material Indebtedness” (or equivalent concept), as defined under the Fifth Amended and Restated Credit Agreement, dated as of December 14, 2023, by and among W. P. Carey Inc. as Borrower, each Designated Borrower from time to time party thereto, certain Subsidiaries identified therein, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as such credit agreement has been or may be further amended, supplemented, restated or otherwise modified from time to time, or replaced or refinanced by any other agreement governing an unsecured revolving credit facility entered into by Counterparty).
In the event of any inconsistency between the Agreement, this Master Confirmation, any Supplemental Confirmation, the related Pricing Supplement (as defined below) and the Equity Definitions, the following will prevail for purposes of the applicable Transaction in the order of precedence indicated: (i) such Pricing Supplement, (ii) such Supplemental Confirmation, (iii) this Master Confirmation, (iv) the Equity Definitions and (v) the Agreement.
The parties hereby agree that, notwithstanding anything to the contrary in any other agreement between Counterparty or its affiliates and Dealer or its affiliates, (x) the Agreement shall only govern the Transactions hereunder, and (y) the Transactions hereunder shall not be subject to any other master agreements or netting agreements, whether based on forms published by ISDA or otherwise. For purposes of the Equity Definitions, each Transaction to which this Master Confirmation relates is a Share Forward Transaction.
2.The terms of each Transaction to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the related Supplemental Confirmation.

4 NTD: Include if Dealer Parent is providing guaranty.

Effective Date:
For each Transaction, the first day occurring on or after the Trade Date on which Forward Hedge Shares (as defined in the Sales Agreement) that are sold through [[AGENT NAME], acting as forward seller for Dealer (the “Agent”)] [the Agent, acting as forward seller for Dealer], pursuant to the Sales Agreement have settled.[5,6]

Actual Hedge Completion Date:
For each Transaction, as specified in the related Pricing Supplement, the earliest to occur of (i) a date specified in writing as the Actual Hedge Completion Date by Counterparty, (ii) the Hedge Completion Date, as specified in the related Supplemental Confirmation, (iii) the first day that all the sales of Forward Hedge Shares up to the Maximum Number of Shares to be Sold in respect of such Transaction have settled and (iv) any Settlement Date for such Transaction.

Maximum Number of Shares to be Sold:	For each Transaction, as specified in the related Supplemental Confirmation.

Hedge Completion Date:	For each Transaction, as specified in the related Supplemental Confirmation.

Pricing Supplement:
For each Transaction, Dealer shall deliver to Counterparty a fully executed pricing supplement substantially in the form of Annex B hereto (the related “Pricing Supplement”) no later than the first Local Business Day immediately following the Actual Hedge Completion Date.
Counterparty

Seller:

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.001 per share (Ticker Symbol: “WPC”)

Number of Shares:
For each Transaction, initially the Initial Number of Shares, provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

5 NTD: Remove for Barclays.

6 NTD: Include for Barclays.

Initial Number of Shares:
For each Transaction, as specified in the related Pricing Supplement, to be the aggregate number of Forward Hedge Shares sold through the Agent pursuant to the Sales Agreement in respect of such Transaction during the period from and including the Trade Date through and including the Actual Hedge Completion Date (the “Initial Hedge Period”);

Initial Forward Price:
For each Transaction, the product of (x) the Initial Forward Price Percentage multiplied by (y) the volume weighted average price at which the Forward Hedge Shares are sold through the Agent as forward seller pursuant to the Sales Agreement in respect of such Transaction, adjusted as the Calculation Agent determines appropriate to (i) reflect on each relevant day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day (which for the avoidance of doubt, shall be based on sales of Forward Hedge Shares that have settled) and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date for such Transaction occurring on or before the Actual Hedge Completion Date.
For each applicable Transaction, as specified in the Supplemental Confirmation, provided that it shall not be less than 98.0%, unless otherwise agreed in the case of a “distribution” within the meaning of Rule 100 of Regulation M under the Securities Exchange of 1934, as amended.

Initial Forward Price Percentage:

Forward Price:
For each Transaction, (a) on the Actual Hedge Completion Date, the Initial Forward Price; and
(b) on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.
Notwithstanding the foregoing, to the extent Counterparty delivers Shares in respect of such Transaction on or after a Forward Price Reduction Date applicable to such Transaction and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date (and, for the avoidance of doubt, the related dividend will be paid on such Shares), the Calculation Agent shall reverse the reduction to the Forward Price on such Forward Price Reduction Date for purposes of the related Settlement Date.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) the Overnight Bank Funding Rate for such day minus (b) the Spread divided by (ii) 360.

Overnight Bank Funding Rate:
For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index><GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	For each Transaction, as specified in the related Supplemental Confirmation.

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	For each Transaction, as set forth on Schedule I to the Supplemental Confirmation for such Transaction.

Forward Price Reduction Amounts:	For each Forward Price Reduction Date of a Transaction, as set forth in Schedule I to the Supplemental Confirmation for such Transaction, opposite such date.

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Securities Act:	Securities Act of 1933, as amended

Exchange Act:	Securities Exchange Act of 1934, as amended

Market Disruption Event:
Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

Early Closure:
Section 6.3(d) of the Equity Definitions is hereby amended by replacing the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof with the phrase “which the Calculation Agent determines is material.”

Regulatory Disruption:
Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the applicable Transaction, applied in a non-discriminatory manner, and have been adopted in good faith by Dealer for Dealer to refrain from or decrease any market activity in connection with a Transaction. If a Regulatory Disruption occurs on any Unwind Date, Dealer shall notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to the applicable Transaction, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption. Dealer may exercise its right in respect of any Regulatory Disruption only in good faith in relation to events or circumstances that are not the result of actions of it or its Affiliates that are taken with the intent to avoid its obligations under any Transaction hereunder.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:
For each Transaction, any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:
(a) designated by Counterparty as a “Settlement Date” for such Transaction by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no later than (i) 12:00 p.m. New York City time on the day that is one Scheduled Trading Day prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) 60 Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall have fully unwound its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date, such notice to be delivered at least one Scheduled Trading Day prior to the designated Settlement Date; or
(b)  designated by Dealer as a Settlement Date for such Transaction pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero; and provided, further, that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall, subject to clause (ii) in “Settlement Method Election” below, recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:
For each Transaction, as specified in the related Pricing Supplement, to be the date that follows the Effective Date by the Forward Duration (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Duration:	For each Transaction, 24 months, unless otherwise specified in the related Supplemental Confirmation.

Settlement Shares:
For each Transaction, (a) with respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Number of Shares at that time and (ii) in the case of a designation by Counterparty, be at least equal to the lesser of 100,000 and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and
(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;
in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:
Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements, and, if Counterparty elects Cash Settlement, Counterparty shall also specify in the relevant Settlement Notice that either Actual Pricing or Objective Pricing applies; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer has not completed its unwind of a commercially reasonable hedge position in compliance with the requirements of the applicable Transaction (taking into account any other Transactions with overlapping “Unwind Periods” (as defined in the applicable Confirmations for such other Transactions) by the Settlement Date or, in its commercially reasonable judgment, would be unable to do so due to the occurrence of five or more consecutive Disrupted Days, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least one Scheduled Trading Day prior to the applicable Settlement Date; and provided, further, that if Counterparty elects Cash Settlement but does not specify if Actual Pricing or Objective Pricing is to apply in the Settlement Notice, Actual Pricing shall apply.

Settlement Notice Requirements:
Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the provisions set forth in clauses (i) and (ii)(B) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below and (y) a representation from Counterparty that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the applicable Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of such Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the applicable Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in the condition, made a capital distribution or will not make a capital distribution, or (Y) where the terms of such Transaction would cause Counterparty under any circumstance to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance with respect to which (x) Counterparty has determined based on the advice of outside counsel of national standing that the terms of such Transaction would not cause Counterparty or its subsidiary, as applicable, to fail to satisfy any condition for application for or receipt or retention of such Restricted Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) Counterparty has delivered to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that such Transaction is permitted under such program or facility (either by specific reference to such Transaction or by general reference to transactions with the attributes of such Transaction in all relevant respects).

Physical Settlement:
If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:
For each Transaction, for any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:
On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For each Transaction, an amount determined by the Calculation Agent equal to:

(a) (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the period that begins one Settlement Cycle following the first Unwind Date and ends on the Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B)(I) if Net Share Settlement applies or Cash Settlement and Actual Pricing apply, the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder or (II) if Cash Settlement and Objective Pricing apply, the arithmetic average of the 10b-18 VWAP on each Unwind Date, multiplied by (ii) the number of Settlement Shares for the relevant Settlement Date with respect to which Cash Settlement or Net Share Settlement applies; minus

(b) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Cash Settlement or Net Share Settlement applies and with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Actual Pricing:	The pricing election for a Cash Settlement, if specified by Counterparty in the relevant Settlement Notice or no such pricing election is so specified.

Objective Pricing:	The pricing election for a Cash Settlement, if specified by Counterparty in the relevant Settlement Notice.

10b-18 VWAP:
For any Exchange Business Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share as reported in the composite transactions for United States exchanges and quotation systems for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “WPC <Equity> AQR SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will use reasonable efforts to include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

Cash Settlement Valuation Disruption:
If Cash Settlement and Objective Pricing are applicable and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent shall determine (except in the case of a Disrupted Day that occurs as a result of a Regulatory Disruption, which shall always be a Disrupted Day in full) whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Cash Settlement Amount, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP and the Forward Prices for each Unwind Date during such Unwind Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Cash Settlement Amount to account for the occurrence of such partially Disrupted Day, with such adjustments based on the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Net Share Settlement:
On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:
With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:
The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day immediately preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Unwind Date:
For any Cash Settlement or Net Share Settlement in respect of a Settlement Date, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in a commercially reasonable manner in connection with such Settlement, starting on the first day of the Unwind Period.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:
For each Transaction, notwithstanding any other provision of this Master Confirmation or any Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date relating to such Transaction, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Initial Number of Shares for such Transaction, subject to adjustment from time to time in accordance with the provisions of this Master Confirmation, the applicable Supplemental Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:

Method of Adjustment:
Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof, and Section 11.2(e)(vii) of the Equity Definitions is hereby amended by adding the words “that is within the Issuer’s control” immediately after the word “event”. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:
For each Transaction, if, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 10 consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to such Transaction exceeds a weighted average rate equal to the Initial Stock Loan Fee, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to the Initial Stock Loan Fee during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.

Initial Stock Loan Fee:	For each Transaction, as specified in the related Supplemental Confirmation.

Extraordinary Events:
In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g) below, respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “25%.”

Hedging Party:	For all applicable Additional Disruption Events, Dealer [and its affiliates].[7]

Non-Reliance:	Applicable

Agreements and Acknowledgments:

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

7 NTD: Include for BNPP

Transfer:
Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges, remedies and obligations of Dealer under each Transaction, in whole or in part, to (A) an affiliate of Dealer, whose obligations hereunder are fully and unconditionally guaranteed by Dealer [or Dealer Parent], (B) an affiliate of Dealer with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer, (C) an affiliate of Dealer that is also its related Agent, or (D) any other affiliate of Dealer, in each case of clauses (A) through (D), with the consent of Counterparty, which shall not be unreasonably withheld or delayed; provided that, at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, privileges, remedies and obligations shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto. Notwithstanding any such notice, no assignment or transfer by Dealer pursuant to this subparagraph shall take effect unless and until all conditions to such transfer or assignment are satisfied.
[Notwithstanding anything to the contrary in the Paragraph above, to the extent that Physical Settlement or Net Share Settlement applies to a Transaction or a portion thereof, such Transaction or portion thereof shall, effective two Local Business Days prior to the related Settlement Date, be deemed to be automatically assigned by Dealer to a U.S. broker-dealer affiliate of Dealer designated by Dealer (the “Designated Assignee”), and delivery of Shares by Counterparty in connection with such Physical Settlement or Net Share Settlement shall be made to an account of such Designated Assignee, as advised by Dealer. Dealer shall be discharged of its obligations to Counterparty only to the extent of the Designated Assignee’s performance. Counterparty and the Designated Assignee hereby waive any and all rights each such party may have to set-off delivery or payment obligations it owes to the other such party under any Transaction against any delivery or payment obligations owed to it by the other such party, whether arising under the Agreement, under any other agreement between such parties, by operation of law or otherwise.][8]

8 To be included for BNY.

3. Calculation Agent:
Dealer [(or an affiliate designated by Dealer)] whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation or other information that the Calculation Agent is under a contractual, legal or regulatory obligation not to disclose.[9]

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
9 To be included for BNP.

5. Offices:
The Office of Counterparty for each Transaction is: Inapplicable, Counterparty is not a Multibranch Party
The Office of Dealer for each Transaction is: [Charlotte][London][New York][Toronto][Inapplicable, Dealer is not a Multibranch Party.][*]
6. Notices: For purposes of each Confirmation:
(a) Address for notices or communications to Counterparty:
W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, New York 10001
Attention: Managing Director of Strategy and Capital Markets
Email: mforesi@WPCAREY.COM
With a copy to
Attention: Chief Legal Officer
Email: Legaldepartment@WPCAREY.COM
Facsimile: (212) 492-8922
(b) Address for notices or communications to Dealer:
[INSERT DEALER NAME AND NOTICE INFORMATION]
7. Other Provisions:
(a) Conditions to Effectiveness. For purposes of any Transaction, such Transaction shall be effective if and only if Forward Hedge Shares related to such Transaction are sold by the Agent during the Initial Hedge Period for such Transaction pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date.
(b) Sales Agreement Representations, Warranties and Covenants. Solely for purposes of any Transaction, on the date hereof, the Trade Date of such Transaction and, during the Initial Hedge Period for such Transaction, on each Settlement Date (as defined in the Sales Agreement) for sales of the related Forward Hedge Shares and at each Applicable Time (as defined in the Sales Agreement) of the sale of such Forward Hedge Shares, Counterparty repeats and reaffirms to Dealer all of the representations and warranties contained in the Sales Agreement.
(c) Interpretive Letter. The parties intend that each Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agree to take all actions, and to omit to take any actions, reasonably requested by the other party, based on advice of counsel, for each Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) under the Exchange Act) will, to the extent prohibited by Rule 102 of Regulation M, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act, and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.
(d) Agreements and Acknowledgments Regarding Shares.
(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance and subject to notice of issuance, be accepted for listing or quotation on the Exchange.
(ii) Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with such Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) in connection with any Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.
(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under each Transaction.
(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under each Transaction.
(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any other Transactions, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.
(vi) Counterparty shall, if requested by Dealer prior to the Trade Date for any Transaction, have delivered to Dealer, on such Trade Date, an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a)(i)–(v) of the Agreement and that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.
(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants, agrees and/or acknowledges, as the case may be, as follows:
(i) Counterparty represents to Dealer on each Trade Date and, to the extent specified in “Settlement Method Election” above, on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to the applicable Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is neither entering into the Confirmation for such Transaction (including the related Supplemental Confirmation) nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.
(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period shall comply with the requirements of Rule 10b5-l(c)(l)(i)(B) under the Exchange Act and that each Confirmation (including the related Supplemental Confirmation) shall be interpreted to comply with the requirements of Rule 10b5-l(c) under the Exchange Act. Counterparty acknowledges that (A) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with the applicable Confirmation and (B) Counterparty is entering into, and shall act with respect to, the Agreement and such Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act.
(iii) Counterparty agrees with Dealer that Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) under the Exchange Act by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18 under the Exchange Act).
(iv) Counterparty agrees that during any Unwind Period, Counterparty shall (x) not make, or to the extent within its control, not permit to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act (other than any such transaction in which the consideration consists solely of cash and there is no valuation period) (the “Merger Transaction”) unless such public announcement is made prior to the opening or after the close of the regular trading session on the Exchange, (y) promptly

(but in any event prior to the next opening of trading in the Shares) notify Dealer following any such announcement that such announcement has been made and (z) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18 under the Exchange Act) during the three full calendar months preceding the date of the announcement of such Merger Transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18 under the Exchange Act) effected pursuant to Rule 10b-18(b)(4) under the Exchange Act during the three full calendar months preceding the date of the announcement of such Merger Transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.
(v) Counterparty agrees neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under a Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of a Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act determined as if all such foregoing purchases were made by Counterparty.
(vi) Counterparty agrees it will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.
(vii) Counterparty represents and warrants to Dealer as of the date hereof and as of the Trade Date of each Transaction, that Counterparty is not, and after giving effect to the transactions contemplated thereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(viii) Counterparty represents and warrants to Dealer as of the date hereof and as of the Trade Date of each Transaction, that Counterparty is not, nor will it be rendered, “insolvent” (as such term is defined under Section 101(32) of Title 11 of the United States Code (the “Bankruptcy Code”)) as a result of such Transaction or its performance of the terms hereof.
(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.
(x) Counterparty acknowledges that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
(xi) Counterparty represents as of the date hereof and as of the Trade Date of each Transaction, that to Counterparty’s actual knowledge, no federal, state or local

(including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article VI of the Articles of Amendment and Restatement of Counterparty, as amended and supplemented (the “Charter”); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.
(xii) Counterparty represents as of the date hereof and as of the Trade Date of each Transaction, that no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of the relevant Confirmation and the consummation of such Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.
(xiii) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction, (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction and (iii) is entering into each Transaction for a bona fide business purpose.
(xiv) [Reserved.]
(xv) Counterparty acknowledges that Dealer, solely in its capacity as a Forward Purchaser (as defined in the Sales Agreement), and the Agent, and solely with respect to entering into and consummating the transactions contemplated by this Master Confirmation, any Confirmation and the Sales Agreement, as applicable, may, to the extent necessary to consummate the transactions contemplated by this Master Confirmation, any Confirmation and the Sales Agreement, “Beneficially Own” and “Constructively Own” Shares in excess of the “Aggregate Stock Ownership Limit” and the “Common Stock Ownership Limit” (each as defined in the Charter) by virtue of entering into transactions described in Section 6.2.6 of the Charter.
(xvi) Counterparty agrees and acknowledges that it (i) is capable of evaluating investment risks independently, both in general and with regard to each Transaction, (ii) will exercise independent judgment in evaluating the recommendations of Dealer or its associated persons, unless it has otherwise notified Dealer in writing, and Counterparty represents and warrants that it has total assets of at least USD 50 million as of the date hereof and each Trade Date.
(xvii) [The person(s) executing this document are duly authorized to act on behalf of Counterparty in connection with the entry of each Transaction.]10
10 NTD: Include for RBC.

(f) Acceleration Events. For each Transaction, each of the following events shall constitute an “Acceleration Event” for such Transaction:
(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under such Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under such Transaction that is greater than a rate equal to the Maximum Stock Loan Fee, as specified in the related Supplemental Confirmation (each, a “Stock Borrow Event”);
(ii) Dividends and Other Distributions. On any day occurring after the Trade Date for such Transaction, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with such Trade Date being a Forward Price Reduction Date for purposes of this Paragraph 7(f)(ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the related Supplemental Confirmation, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;
(iii) ISDA Termination. Dealer has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;
(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the date hereof; or
(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the date hereof becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the applicable Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.
(g) Termination Settlement. Upon the occurrence of any Acceleration Event and, other than in the case of Acceleration Events described in Paragraphs (f)(ii) and (iv) above, during the continuance of such Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s prior notice, any Scheduled Trading Day following such occurrence to be a Settlement Date for such Transaction (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of a Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such

Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.
(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of Paragraph 7(d)(ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines, based on advice of counsel, that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such Paragraph 7(d)(ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.
(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or the applicable Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.
(ii) If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).
(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable out-of-pocket expenses (including reasonable and documented legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Master Confirmation, any Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of any Transaction.
(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS MASTER CONFIRMATION AND ANY CONFIRMATION.
(k) Governing Law/Jurisdiction. This Master Confirmation, each Confirmation and any claim, controversy or dispute arising under or related to hereto or thereto shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.
(l) Designation by Dealer. Notwithstanding any other provision in this Master Confirmation or any Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.
(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in any Confirmation, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer to which Section 365(c)(2) is applicable, each Transaction shall automatically terminate on the date thereof without further liability of either party to the applicable Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under such Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.
(n) Disclosure. Effective from the date of commencement of discussions concerning each Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of each Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) [Insert agency language or “Reserved”, as applicable.][Role of the Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under each Transaction, (ii) the Agent is not a principal or party to each Transaction, and may transfer its rights and obligations with respect to each Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Master Confirmation, any Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with any Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Master Confirmation, any Confirmation and each Transaction contemplated hereunder.]11 [Role of the Agent. Dealer has appointed the Agent, its indirect wholly-owned subsidiary, as its agent for purposes of conducting on Dealer’s behalf, a business in privately negotiated transactions in options and other derivatives. Counterparty is hereby are advised that Dealer, the principal and stated counterparty in such transactions, duly has authorized the Agent to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. The Agent has full, complete and unconditional authority to undertake such activities on behalf of Dealer. The Agent acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under each Transaction. No Transaction is insured or guaranteed by the Agent.]12 [Communications with Employees of J.P. Morgan Securities LLC. If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to a Transaction, Counterparty is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with such Transaction.]13[ Role of the Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under each Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to each Transaction, and may transfer its rights and obligations with respect to each Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction (including arising from any failure by Dealer or Counterparty to pay or perform any obligation under the Transaction), (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Master Confirmation, any Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with any Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Master Confirmation, any Confirmation and each Transaction contemplated hereunder.]14
11 NTD: Include for Barclays.

12 NTD: Include for RBC.

13 NTD: Include for JPM.
14 NTD: Include for BMO.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for all outstanding Transactions and (2) the denominator of which is the number of Shares outstanding on such day.
(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof or of any Confirmation, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (including all persons who may form a “group” with Dealer within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (collectively, the “Dealer Group”)) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article VI of the Charter (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restrictions.
In addition, notwithstanding anything herein or in any Confirmation to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.
Dealer represents and warrants that, as of the Trade Date for each Transaction, if Dealer received the maximum number of Shares thereunder and under any Confirmation for any other Transaction assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder or thereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder or thereunder. Dealer will not knowingly cause the occurrence of an Ownership Event on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of a Termination Settlement Date.
(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity

Exchange Act, as amended (the “CEA”), the Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.
(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that no Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated thereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing therein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to such Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.
(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of any Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Master Confirmation, any Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of any Transaction, whether arising under the Agreement, this Master Confirmation, any Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that setoff solely with respect to amounts payable under any Transaction and any and all other Transactions governed by the Agreement shall be permissible.
(u) Tax Matters.
(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or any other payments of interest or penalty charges for late payment or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.
(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:
(1) Dealer makes the following representations:
[It is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.]15
[It is duly organized under the laws of the Kingdom of Spain and is resident for tax purposes in Spain. When acting through an Office or Agent located outside the United States, (i) it is a “foreign person” within the meaning of Section 1.6041-4(a)(4) of the United States Treasury Regulations and (ii) it is a “non U.S. branch of a foreign person” within the meaning of Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations. When acting through an Office or Agent located in the United States, it is a “US branch of a foreign person”.]16
[Each payment received or to be received by it in connection with each Confirmation or the Agreement will be effectively connected with its conduct of a trade or business in the United States. It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes.]17
[It is a national banking association organized and existing under the laws of the United States and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations. It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]18
[It is a national banking association organized and existing under the laws of the United States and is an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations. It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]19
[It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes. Each payment received or to be received by it in connection
15 NTD: Include for Wells Fargo.

16 NTD: Include for BBVA.

17 NTD: Include for Barclays.

18 NTD: Include for BofA.

19 NTD: Include for JPM.

with each Confirmation or the Agreement is effectively connected with its conduct of a trade or business in the United States.]20
[(A) It is a banking societe anonyme organized and existing under the laws of the Republic of France. (B) It is classified as a corporation for United States federal income tax purposes. (C) It will identify by prior written notice or in a Confirmation each Transaction as to which it is acting through an Office located in the United States (including only the States thereof and the District of Columbia) and, with respect to such Transactions, each payment received or to be received by it in connection with the Agreement will be effectively connected with its conduct of a trade or business in the United States. (D) With respect to Transactions that it has not identified pursuant to clause (C) above:
(1)    Each payment received or to be received by it in connection with this Agreement will not be effectively connected with its conduct of a trade or business in the United States.
(2)    It is (x) a “non-U.S. branch of a foreign person” as such term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations and (y) a “foreign person” as such term is used in Section 1.6041-4(a)(4) of the U.S. Treasury Regulations.
(3)    It is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with the Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.
“Specified Treaty” means the Tax Convention between the United States of America and the Republic of France.
“Specified Jurisdiction” means the United States of America.]21
[It is a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes. It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes. Each payment received or to be received by it in connection with each Confirmation will be effectively connected with its conduct of a trade or business in the United States.]22
20 NTD: Include for BMO.

21 NTD: Include for BNPP.

22 NTD: Include for BNS.

[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]23
[It is a limited liability company organized under the laws of the State of Delaware and is treated as a disregarded entity of a New York corporation for U.S. federal income tax purposes. Dealer’s sole first regarded owner for U.S. federal income tax purposes member is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes that is an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.]24
[It is a U.S. limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes. It is a Disregarded Entity of Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation.]25
[Dealer is a corporation duly organized and validly existing under the laws of the State of Delaware and a U.S. person (as that term is defined in Section 7701(a)(30) of the Code and used in Section 1.1441-4(a)(3)(ii) of the Treasury Regulations) for U.S. federal income tax purposes.]26
[It is a bank organized under the laws of Canada and it is a corporation for U.S. federal income tax purposes. Each payment received or to be received by it in connection with each Confirmation or the Agreement is effectively connected with its conduct of a trade or business within the United States.]27
[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. It is a limited liability company organized under the laws of the State of Delaware and is a United States resident for U.S. federal income tax purposes.]28
(2) Counterparty makes the following representations:
a.It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.
23 NTD: Include for BNYM and Citizens.

24 NTD: Include for Jefferies.

25 NTD: Include for Mizuho.

26 NTD: Include for Nomura.

27 NTD: Include for RBC.

28 NTD: Include for Regions.

b.It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.
(iii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Paragraph 7(u)(i) and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
[Each party agrees that it can disclose information about the other party and any Transaction entered into under the Agreement to any government or taxing authority if so required by Sections 1471 through 1474 of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and each party irrevocably waives, to the extent possible, any applicable law which prevents such disclosure about the other party and any Transaction entered into under the Agreement.]29
(iv) 871(m) Protocol. To the extent that either party to the Agreement is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to such Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date for each Transaction under the Agreement. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to the Transactions, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.
(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement:
(I) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, completed
29 NTD: Include for BNPP.

accurately and in a manner reasonably acceptable to Dealer and, in particular, with the “C Corporation” box checked on line 3 thereof (i) on or before the date of execution of each Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect.
(II) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form [W-9 or]30 W-8ECI, or any successor thereto, completed accurately and in a manner reasonably acceptable to Counterparty and, in particular, with the [“C Corporation” or]31 “Corporation” box checked on line [3 or]32 4 thereof, [respectively,]33 (i) on or before the date of execution of each Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect.
[(III) Dealer agrees to deliver to Counterparty a properly completed Internal Revenue Service Form W-8ECI “Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States” (or successor thereto).]34
(vi) Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “change” in the fourth line thereof: “; provided that if any new account of one party is not in the same tax jurisdiction as the original account, the other party shall not be obliged to pay any greater amount and shall be entitled to receive no less amount as a result of such change than would have been the case if such change had not taken place”.
(vii) Deduction or Withholding for Tax. Sections 2(d)(i), 2(d)(i)(4), 2(d)(ii)(1) of the Agreement and the definition of “Tax” are hereby amended by replacing the words “pay”, “paid”, “payment” or “payments” with the words “pay or deliver”, “paid or delivered”, “payment or delivery” or “payments or deliveries”, respectively.
[(v)]35 Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the date hereof, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement any Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under any Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).
30 NTD: Remove for RBC.

31 NTD: Remove for RBC.

32 NTD: Remove for RBC.

33 NTD: Remove for RBC.

34 NTD: Include for BMO

35 NTD: Remove for BNP

[(v)]36 Wall Street Transparency and Accountability Act of 2010. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that none of the enactment of the WSTAA or any regulation under the WSTAA, any requirement under the WSTAA or any amendment made by the WSTAA shall eliminate, limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement any Transaction or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, change in law or legal interpretation, regulatory change or similar event under any Transaction or the Agreement, each as may be amended, replaced or supplemented from time to time.
(w) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for any Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of such Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).
(x) Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of any Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the applicable Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) or (ii) any damages that may be payable by Counterparty as a result of breach of any Confirmation.
(y) Counterparts.
(i)Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  The words “execution,” “signed,” “signature” and words of like import in this Master Confirmation, any Confirmation or in any other certificate, agreement or document related to hereto or thereto shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Master Confirmation, any Confirmation or the Agreement.
36 NTD: Include for BNP

(ii)Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Master Confirmation or any Confirmation by e-mail. E-mail notices pursuant to this Paragraph 7(y)(ii) shall be sent to Counterparty at mforesi@WPCAREY.COM and to Dealer at [●] and confirmed by telephone by calling Counterparty at (212) 492-1100 and Dealer at [●].
[(z)]37 ISDA 2018 US Resolution Stay Protocol. The terms of the ISDA 2018 US Resolution Stay Protocol (as published by the International Swaps and Derivatives Association, Inc. on July 31, 2018, the “U.S. Protocol”), to which each party has adhered on or before the date hereof, are incorporated by reference into and form part of this Master Confirmation and (ii) the Agreement shall be deemed a “Protocol Covered Agreement” as such term in used in the U.S. Protocol.
[(z)]38 U.S. Resolutions Stay Protocol. The parties agree that (i) to the extent that prior to the date hereof the parties hereto have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Master Confirmation, and for such purposes each Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Master Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term)  as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Master Confirmation, and for such purposes each Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Master Confirmation, the parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this Paragraph 7(z). In the event of any inconsistencies between this Master Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this Paragraph 7(z) without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this Paragraph 7(z), references to “this Master Confirmation” and “each Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other.
“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.
37 NTD: Include for BNP.

38 NTD: Remove for Barclays.

[(z)]39 Canadian Stay. The terms of the Canadian Jurisdictional Module and the ISDA Resolution Stay Jurisdictional Modular Protocol (together, the “Canadian Jurisdictional Module”) are incorporated into and form part of the Agreement, and the Agreement shall be deemed a Covered Agreement for purposes thereof. In the event of any inconsistencies between the Agreement and the Canadian Jurisdictional Module, the Canadian Jurisdictional Module will prevail.
[(z)]40 Canadian Resolution Stay Protocol. With respect to each Confirmation, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take.]
[(z)]41 EFC Resolution Stay. The terms of paragraph 3 of the ISDA Canadian Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol as published by ISDA on 28 July 2022 (the “ISDA Canadian Jurisdictional Module”) are incorporated into and form a part of the Agreement effective as of the Compliance Date (as defined in paragraph 2(c) of the ISDA Canadian Jurisdictional Module). For purposes of incorporating the ISDA Canadian Jurisdictional Module, each Confirmation shall be deemed to be a Covered Agreement, Dealer shall be deemed to be a Regulated Entity and Counterparty shall be deemed to be a Module Adhering Party. In the event of any inconsistences between this Master Confirmation, the Agreement and paragraph 3 of the ISDA Canadian Jurisdictional Module, the ISDA Canadian Jurisdictional Module will prevail.
[(aa)]42 Role of Agent. Counterparty agrees and acknowledges that (x) if Counterparty, or any entity (whether acting as investment manager, investment advisor or otherwise) entering any Transaction as agent on behalf of Counterparty, is legally organized or formed in the United States, to the extent as required pursuant to the safe harbor from registration as a broker-dealer contained in SEC Rule 15a-6, BNP Paribas Securities Corp. (“BNPPSC”), an affiliate of BNP Paribas, has been granted authority and is acting solely as agent and not as principal with respect to each Transaction and (y) BNPPSC has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of such Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other parties’ obligations under each Transaction, and agrees that the employees of BNPPSC have been granted authority to act on behalf of BNP Paribas to facilitate such agency capacity. For purposes of this section, “SEC Rule 15a-6” means 17 C.F.R. 240.15a-6 as defined under the U.S. Securities Exchange Act of 1934.
[(aa)]43 Role of Agent. Dealer is not registered as a broker or dealer under the Exchange
Act. Nomura Securities International, Inc. (“Agent”) acts solely as agent for Dealer and Counterparty to the extent required by law in connection with any Transaction and has no obligations, by way of issuance, endorsement, guarantee or otherwise, with respect to the performance of either party under such Transaction. The parties agree to proceed solely against each other, and not against Agent, in seeking enforcement of their rights and obligations with respect to any Transaction, including their rights and obligations with respect to payment of funds and delivery of securities. Dealer is not a member of the Securities Investor Protection Corporation. Agent may be paid a fee by Dealer in connection with one or more Transactions.
39 NTD: Include for BNS.

40 NTD: Include for BMO.

41 NTD: Include for RBC.

42 NTD: Include for BNPP.

43 NTD: Include for Nomura.

Further details will be furnished upon written request. The time of dealing for each Transaction will be furnished by Agent upon written request.
[(aa)]44 Role of Agent.
(i)The Agent received or will receive other remuneration from Dealer in relation to this Master Confirmation, any Confirmation and the Transactions hereunder. The amount and source of such other remuneration will be furnished upon written request.
(ii)Counterparty understands and agrees that the Agent will act as agent for both parties with respect to each Transaction and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under any Transaction. The Agent shall have no responsibility or personal liability to Counterparty arising from any failure by Dealer to pay or perform any obligations hereunder or to monitor or enforce compliance by Dealer or Counterparty with any obligation hereunder, including, without limitation, any obligations to maintain collateral. The Agent is so acting solely in its capacity as agent for Counterparty and Dealer pursuant to instructions from Counterparty and Dealer. Each of Dealer and Counterparty agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of a Transaction.
(iii)Notifications.
a.Notwithstanding any provisions of the Agreement, all communications relating to each Transaction or the Agreement shall be transmitted exclusively through the Agent at the address provided herein.
b.Dealer hereby provides notice that the Securities Investor Protection Act of 1970 does not protect Counterparty, and Dealer is not a member of the Securities Investor Protection Corporation.
[(bb)]45 Regulatory Provisions. The time of dealing for each Transaction will be confirmed by Dealer upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with any Transaction.
[(cc)]46 Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to any Transaction between Dealer and Counterparty shall be transmitted exclusively through the Agent.
[(dd)]47 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020 (“Protocol”) apply to the Agreement
44 NTD: Include for Mizuho

45 NTD: Include for Barclays.

46 NTD: Include for Barclays.

47 NTD: Include for Barclays.

as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this Paragraph (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Confirmation. For the purposes of this Paragraph 7([dd]):
(i)    Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity.
(ii)    Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.
(iii)    The Local Business Days for such purposes in relation to Dealer and Counterparty is New York, New York, USA.
(iv)    The following are the applicable email addresses.

Portfolio Data:	Dealer: MarginServicesPortRec@barclays.com
Counterparty: [e-mail address]

Notice of discrepancy:	Dealer: PortRecDiscrepancy@barclays.com
Counterparty: [e-mail address]

Dispute Notice:	Dealer: EMIRdisputenotices@barclays.com
Counterparty: [e-mail address]
[(dd)]48 2013 EMIR Portfolio Reconciliation. Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013 (the “EMIR Protocol”) apply to the Agreement as if the parties had adhered to the EMIR Protocol without amendment. In respect of the Attachment to the EMIR Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Confirmation. For the purposes of this section:
(i)Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity;
(ii)Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use, including the communication of
48 NTD: Include for BNPP.

the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.
(iii)The Local Business Days for such purposes in relation to Dealer are London and Brussels and in relation to Counterparty is [     ]
(iv)The following are the applicable email addresses.

Portfolio Data:	Dealer: portfoliorec.eu@uk.bnpparibas.com

Counterparty: [ ]

Notice of discrepancy:	Dealer: portfoliorec.eu@uk.bnpparibas.com

Counterparty: [ ]

Dispute Notice:	Dealer: portfoliorec.eu@uk.bnpparibas.com

Counterparty: [ ]
[(ee)]49 NFC Representation. Counterparty represents and warrants to Dealer (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while any “Transaction” under any Confirmation under the Agreement remains outstanding, unless Counterparty notifies the Dealer promptly otherwise of any change in its status from that represented) that:
(a)    it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of ‘retained EU law’ (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and
(b)    as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom.
49 NTD: Include for Barclays.

[(ff)]50 Bail-in Protocol. The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:
(i)    “UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.
(ii)    A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.
(iii)    The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Master Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.
[(ff)]51 Bail-in Protocol. The provisions set out in the attachment (the "Attachment") to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement. For the purposes of the Attachment, the Agreement shall be deemed to be a Protocol Covered Agreement and the Implementation Date shall be the date of this Master Confirmation. In the event of any inconsistencies between the other provisions of this Agreement and the Attachment, the Attachment will prevail. To the extent that the governing law of the Agreement is at the date of this Agreement that of a European Economic Area (“EEA”) member state which subsequently becomes a non-EEA member state, then the provisions set out in the Attachment will apply to the Agreement as from the date on which that state becomes a non-EEA member state.
50 NTD: Include for Barclays.
51 NTD: Include for BNPP.

[(gg)]52 Contractual Recognition of UK Stay Resolution. Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by the International Swaps and Derivatives Association, Inc. on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Dealer shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Counterparty, (ii) Counterparty shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Master Confirmation.
[(gg)]53 Contractual Recognition of Stay Powers before Resolution and in Resolution. The provisions of the ISDA Resolution Stay Jurisdictional Modular Protocol, as supplemented by the Omnibus Jurisdictional Module (the “EU Modular Protocol”), which the parties have reviewed, acknowledge and accept, are hereby incorporated herein by reference. For these purposes, (i) BNP Paribas is a Regulated Entity Counterparty, (ii) the Relevant National Laws are those of France as set out in the EU Stay Law Annex from time to time, (iii) Counterparty is a Module Adhering Party, (iv) the Implementation Date shall be the date of the Agreement and (v) all capitalized terms will bear the meanings ascribed to them in the EU Modular Protocol. In the event of any inconsistences arising between the terms of this provision and any other provisions in the Agreement, the terms of this provision will prevail.
[(hh)]54 Resolution Stay. Japan Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol. The terms of the Japan Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol (the “Japan Module”) are incorporated into and form part of the Agreement, and the Agreement shall be deemed to be a Covered Agreement for purposes of the Japan Module. In the event of any inconsistencies between the Agreement and the Japan Module, the Japan Module will prevail. Dealer has adhered to the Japan Module as a Regulated Entity, and upon entering into the Agreement Counterparty shall be deemed to have adhered to the Japan Module as a Module Adhering Party and identified Dealer as a Regulated Entity Counterpart.
52 NTD: Include for Barclays.

53 NTD: Include for BNPP.
54 NTD: Include for Nomura.
42

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[DEALER NAME]

By:
Name:
Title:
[Signature Page to Master Confirmation]

Confirmed as of the date first above written:

W. P. CAREY INC.

By:
Name:
Title:
[Signature Page to Master Confirmation]

ANNEX A
FORM OF SUPPLEMENTAL CONFIRMATION
Date:  [*], 20[*]

To:	W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, New York 10001
Attention: Managing Director of Strategy and Capital Markets
Email: mforesi@WPCAREY.COM
From: [DEALER NAME AND NOTICE INFORMATION]
Ladies and Gentlemen:
This Supplemental Confirmation supplements, forms part of, and is subject to, the Master Confirmation dated as of [*] (as amended and supplemented from time to time, the “Master Confirmation”) between W. P. Carey Inc. and [DEALER NAME] . All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
The terms of the Transaction to which this Supplemental Confirmation relates are as follows:
–Trade Date is [*], 20[*]
–Maximum Number of Shares to be Sold is [*]
–Forward Duration is [[24] months]
–Initial Forward Price Percentage is [*]%
–Spread is [*] basis points per annum
–Initial Stock Loan Fee is [*] basis points per annum
–Maximum Stock Loan Fee is [*] basis points per annum
–Hedge Completion Date is [*]

Yours sincerely,

[DEALER NAME]

By:
Name:	[*]
Title:	[*]

Confirmed as of the date first above written:

W. P. CAREY INC.

By:
Name:	[*]
Title:	[*]
[Signature Page to Supplemental Confirmation]

•SCHEDULE I to SUPPLEMENTAL CONFIRMATION DATED [*], 20[*]

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD 0.000

[*]	USD [*]

[*]	USD [*]

[*]	USD [*]

[*]	USD [*]

[*]	USD [*]

[*]	USD [*]

ANNEX B
FORM OF PRICING SUPPLEMENT
Date:      [*], 20[*]

To:	W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, New York 10001
Attention: Managing Director of Strategy and Capital Markets
Email: mforesi@WPCAREY.COM
From: [DEALER NAME AND NOTICE INFORMATION]
Ladies and Gentlemen:
This Pricing Supplement is a Pricing Supplement contemplated by the Master Confirmation dated as of [*], 2025 (as amended and supplemented from time to time, the “Master Confirmation”) between W. P. Carey Inc. (“Counterparty”) and [DEALER NAME] (“Dealer”). This Pricing Supplement sets forth additional terms for the Transaction (the “Transaction”) evidenced by the Master Confirmation and the Supplemental Confirmation dated as of [*] between Counterparty and Dealer, as may be amended and supplemented from time to time (the “Supplemental Confirmation”).
This Pricing Supplement forms part of, and is subject to, the Supplemental Confirmation. All provisions contained in the Master Confirmation and the Supplemental Confirmation govern this Pricing Supplement except as expressly modified below.
For all purposes of the Transaction,
(a) the Actual Hedge Completion Date is [*];
(b) the Initial Number of Shares is [*]; and
(c) the Initial Forward Price is USD [*].
(d) the Final Date is [*].

Yours sincerely,

[DEALER NAME]

By:
Name:	[*]
Title:	[*]